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                                                                      EXHIBIT 21

            SUBSIDIARIES OF TIME WARNER ENTERTAINMENT COMPANY, L.P.
                   AND THE TIME WARNER GENERAL PARTNERS

    Time Warner Entertainment Company, L.P. ('TWE') and the Time Warner General Partners maintain numerous subsidiaries. Set forth below are the names of certain subsidiaries, at least 50% owned, directly or indirectly, of TWE and the Time Warner General Partners as of December 31, 1999, which carry on a substantial portion of TWE's and the Time Warner General Partners' lines of business. The names of various consolidated wholly owned subsidiaries, including subsidiaries carrying on the same line of business as the parent (including entertainment production and distribution, programming, cable television, music publishing, recorded music and video distribution), domestically and internationally, have been omitted. None of the foregoing omitted subsidiaries, considered either alone or together with the other subsidiaries of its immediate parent, constitutes a significant subsidiary. Indented subsidiaries are direct subsidiaries of the company under which they are indented.

SUBSIDIARIES OF TIME WARNER ENTERTAINMENT COMPANY, L.P.

                                                                  PERCENTAGE    STATE OR OTHER
                                                                   OWNED BY    JURISDICTION OF
                                                                  IMMEDIATE     INCORPORATION
                              NAME                                  PARENT     OR ORGANIZATION
                              ----                                  ------     ---------------
Time Warner Entertainment-Advance/Newhouse Partnership..........    64.8       New York
 CV of Viera Joint Venture (partnership)........................    50         Florida
Century Venture Corporation.....................................    50         Delaware
Erie Telecommunications Inc.....................................    54.19      Pennsylvania
Kansas City Cable Partners......................................    50         Colorado
Queens Inner Unity Cable System.................................   100(1)      New York
Comedy Partners, L.P. (partnership).............................    50         New York
CTV Holdings L.L.C..............................................   100         Delaware
CTV Holdings II L.L.C...........................................   100         Delaware
 Courtroom Television Network LLC...............................    50(2)      New York
DC Comics (partnership).........................................    50(3)      New York
Quincy Jones Entertainment Company L.P. (partnership)...........    50         Delaware

SUBSIDIARIES OF THE TIME WARNER GENERAL PARTNERS
American Television and Communications Corporation (Registrant).   100(4)
Warner Communications Inc. (Registrant).........................   100         Delaware
   WCI Record Club Inc..........................................   100(5)      Delaware
     The Columbia House Company (partnership)...................    50         New York
   Elektra Entertainment Group Inc..............................   100         Delaware
   DC Comics (partnership)......................................    50(3)      New York
   Warner-Tamerlane Publishing Corp.............................   100         California
   WB Music Corp................................................   100         California
   Warner/Chappell Music, Inc...................................   100         Delaware
     Warner Bros. Music International Inc.......................   100         Delaware
       Warner Bros. Publications U.S. Inc.......................   100         New York
         New Chappell Inc.......................................   100         Delaware
     CPP/Belwin, Inc............................................   100         Delaware
   E.C. Publications, Inc.......................................   100         New York
   Warner Music Group Inc.......................................   100         Delaware
     London-Sire Records Inc....................................   100         Delaware
   Warner Bros. Records Inc.....................................   100         Delaware
     WBR/Sire Ventures Inc......................................   100         Delaware



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
                                                                  PERCENTAGE    STATE OR OTHER
                                                                   OWNED BY    JURISDICTION OF
                                                                  IMMEDIATE     INCORPORATION
                              NAME                                  PARENT     OR ORGANIZATION
                              ----                                  ------     ---------------
          SR/MDM Venture Inc. ................................        100      Delaware
            Maverick Recording Company (partnership)..........         50      California
    Atlantic Recording Corporation............................        100      Delaware
        Rhino Entertainment Company...........................        100      Delaware
    Warner-Elektra-Atlantic Corporation.......................        100      New York
    WEA International Inc.....................................        100      Delaware
        Warner Music Canada Ltd. .............................        100      Canada
          The Columbia House Company (Canada) (partnership)...         50      Canada
    Warner Music Newco Limited................................        100      U.K.
        Embleton Ltd. ........................................        100      B.V.I.
          London Records 90 Limited...........................        100      U.K.
    Warner Special Products Inc. .............................        100      Delaware
        Warner Custom Music Corp..............................        100      California
    WEA Manufacturing Inc. ...................................        100      Delaware
    Ivy Hill Corporation......................................        100      Delaware

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(1) TWE owns approximately 72.19% and TWQUICS Holdings L.L.C. owns approximately
    27.81%.

(2) CTV Holdings L.L.C. owns 33 1/3% and CTV Holdings II L.L.C. owns 16 2/3%.

(3) Warner Communications Inc. owns 50% and TWE owns 50%.

(4) Time Warner Companies, Inc. owns 92.20%, and Warner Communications Inc. owns 7.8%.

(5) Time Warner Companies, Inc. owns 80% and Warner Communications Inc. owns
    20%.

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